Exhibit 99.1

KULR Technology Group Sets Fourth Quarter and Full Year 2021 Earnings Call for Thursday, March 17, 2022 at 4:30 p.m. ET

SAN DIEGO / GLOBENEWSWIRE / February 23, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, will hold a conference call on Thursday, March 17th at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss its financial results for the fourth quarter and full year ended December 31, 2021. Financial results will be issued in a press release prior to the call.

KULR management will host the conference call, followed by a question-and-answer period.

Date: Thursday, March 17th, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: 857-232-0157

Access Code: 422095

Please call the conference telephone number 10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be available for replay here and via the Investor Relations section of KULR’s website.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com